Oramed Pharmaceuticals announces that Dr. Michael Berelowitz, Senior Vice
President at Pfizer, Joins its Board of Directors

JERUSALEM, Israel, May 18, 2010-- Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB) announced that Dr. Michael Berelowitz, MD, joins Oramed Pharmaceuticals’ Board of Directors. Dr. Berelowitz is currently Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., the world's largest research-based pharmaceutical company.

Dr. Berelowitz joined Pfizer in 1996, after a number of years in academia, as a Medical Director in the Diabetes Clinical Research team. Since then he has assumed positions of increasing responsibility until being appointed to his present role in 2009. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association, the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders.

“Dr. Michael Berelowitz joins our board and Oramed gains a renowned industry leader in the study of diabetes. His extensive experience should help us bring our insulin capsule ORMD-0801 through trials and to market. We are delighted to have him as part of our team,” states Nadav Kidron, Oramed Chief Executive Officer.

"I have been closely following Oramed's progress  and am impressed with the significant advances that the company has made in developing its novel oral insulin capsule, ORMD-0801,” said Dr. Berelowitz. "I am very pleased to join Oramed's Board of Directors and look forward to working with the leadership team to enhance the development of therapeutic applications of the company’s oral drug delivery technology and in the further maturation of ORMD-0801."

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed's technology is based on over 25 years of research performed by top research scientists at Jerusalem's Hadassah Medical Center. The Company's corporate and R&D headquarters are based in Jerusalem.

For more information, please visit http://www.oramed.com

Safe Harbor Statement

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company's ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relation Contacts:
Oramed Pharmaceuticals
Tara Horn
Office: 646-240-4193
Cell: +972-54-334-4318
Email: tara@oramed.com